SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 9, 2015

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On October 9, 2015, Kurt R. Widmer submitted notice of his resignation from the board of directors of Craft Brew Alliance, Inc. (the “Company” or “CBA”), effective as of December 31, 2015, concurrent with his retirement as an employee and Chairman of the Board of the Company. At that time, he will assume the honorary title of Chairman Emeritus.

Mr. Widmer has served as Chairman of the Board since CBA was formed in 2008 through the merger of Redhook Brewery and Widmer Brothers Brewing. Mr. Widmer previously served as President, Chief Executive Officer and Chairman of the Board of Widmer Brothers Brewing Company from 1984 until CBA was formed in July 2008. Mr. Widmer will remain in his role through December 31, 2015 to support the transition as the Company’s Board of Directors engages in the process of selecting a new Chairperson.

A copy of the press release announcing Mr. Widmer’s departure is furnished as Exhibit 99.1 to this report and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibit is furnished with this Form 8-K:

Exhibit 99.1	Press Release dated October 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: September 1, 2015	By:	/s/Joseph K. Vanderstelt
Joseph K. Vanderstelt
Chief Financial Officer